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                                                                   Exhibit 23(e)


                          KEEFE, BRUYETTE & WOODS, INC.

                        SPECIALISTS IN FINANCIAL SERVICES

                       211 Bradenton Ave.    Dublin, OH 43017



   Phone                                                              Fax
614-766-8400                                                      614-766-0406


                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

March 23, 2000




We consent to the inclusion in this Registration Statement on Form S-4 of The Bank of Kentucky Financial Corporation of our opinion set forth as Appendix C to the Prospectus/Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus/Proxy Statement under the caption "Opinion of Keefe, Bruyette and Woods, Inc."

/s/ Keefe, Bruyette & Woods, Inc.

KEEFE, BRUYETTE & WOODS, INC.



                   Investment Bankers and Financial Advisors


  211 Bradenton - Dublin, Ohio 43017-3541 - 614-766-8400 - Fax: 614-766-8406